UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

DNA X, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200
San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 618-7580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on September 29, 2025, DNA X, Inc. (the “Company”) and Chardan Capital Markets LLC (“Chardan”) entered into a ChEF Purchase Agreement (the “ChEF Agreement”) pursuant to which Chardan committed to purchase, subject to certain limitations and conditions set forth in the ChEF Agreement, up to $500 million of shares of the Company’s common stock, par value $0.001 per share, and a Registration Rights Agreement (the “Registration Rights Agreement”) providing Chardan with certain registration rights with respect the shares of common stock purchasable under the ChEF Agreement.

On May 29, 2026, the Company and Chardan entered into a letter agreement pursuant to which they agreed, among other things, to terminate, effective as of 5:00 p.m., New York City time, on May 28, 2026, the ChEF Agreement and Registration Rights Agreement.

The foregoing descriptions of the ChEF Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which were filed as Exhibits 10.1 and 10.2 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2025.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA X, INC.

Date:	June 4, 2026	By:	/s/ Clayton Crolius
		Name:	Clayton Crolius
		Title:	Chief Financial Officer